Fusion To Release Second Quarter 2008 Financial Results On August 14, 2008

NEW YORK, August 07, 2008 – Fusion (AMEX: FSN) announced today that it plans to release financial results for the second quarter ended June 30, 2008, on August 14, 2008. Management has scheduled a conference call for 1:00 pm Eastern Time on August 14, 2008 to review the
Company's second quarter results.

To listen to the conference call, please dial (877) 340-7912 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company’s website at www.fusiontel.com. Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through Sunday, August 17, 2008, at (888) 203-1112 (domestic) or (719) 457-0820 (international),
(Passcode: 9939374). The online replay of the conference call is available via webcast for one year following the call.

About Fusion:

Fusion delivers a full range of advanced IP-based services to corporations, consumers, and carriers worldwide. Fusion’s Efonica-branded VoIP products and services focus primarily on serving consumers in Asia, the Middle East, Africa, Latin America, and the Caribbean. For more information please go to http://www.fusiontel.com.

Statements in this Press Release that are not purely historical facts, including statements regarding
Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward–
looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and
Exchange Commission and available through http://www.sec.gov.

FUSION CONTACT:

Philip Turits
212-201-2407

pturits@fusiontel.com